UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 10, 2013

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 240-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On September 10, 2013, ConAgra Foods, Inc. (the “Company”) issued a press release containing information on the Company’s first quarter fiscal 2014 financial results. The press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The press release includes the non-GAAP financial measure of adjusted diluted earnings per share. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. To the extent required, this measure is reconciled in the press release to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share as calculated in accordance with GAAP. The inability to predict the amount and timing of future items makes a detailed reconciliation of projections of future diluted EPS, adjusted for items impacting comparability, impracticable.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 Press Release issued September 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: September 10, 2013	By:	/s/ Lyneth Rhoten
		Name:	Lyneth Rhoten
		Title:	Vice President, Securities Counsel and Assistant Corporate Secretary

Exhibit Index

Exhibit 99.1 Press release issued September 10, 2013